                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  November 5, 1996


                               WEEKS CORPORATION
            (Exact name of registrant as specified in its charter)


     Georgia                       011-13254               58-1525322
     -------                       ---------               ----------
    (State of                  (Commission File   (IRS Employer Identification
  Incorporation)                   Number)                      No.)

                   4497 Park Drive, Norcross, Georgia 30093
                   ----------------------------------------
         (Address of principal executive offices, including zip code)


                                 (770)923-4076
                                 -------------
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

On July 3, 1996, Weeks Realty, L.P. (the "Operating Partnership"), a Georgia limited partnership, and Weeks Corporation, a Georgia corporation (together with the Operating Partnership, the "Company") executed a letter of intent (the "Letter of Intent") with Lichtin Properties, Inc., a North Carolina corporation ("Lichtin"), for the acquisition of a total of approximately 2.1 million square feet of industrial and suburban office properties (the "North Carolina Properties") in the Raleigh-Durham-Chapel Hill area of North Carolina (the "Research Triangle"). Lichtin is a full-service property management and development company started in 1977 by Harold S. Lichtin, 48, who will join the Company as a member of its senior management team and will also join the Company's Board of Directors. In order to maintain the independent majority on the Board of Directors, the Company intends to add one additional director, in addition to the additional independent director the Company intends to add to the Board of Directors in connection with the NWI acquisition described in the Company's Current Report on Form 8-K dated November 1, 1996.

The Letter of Intent provides for Lichtin to merge its management team and business operations with and into the Company. The acquisition consideration is expected to total approximately $164 million, comprised of approximately $40.6 million of equity (in the form of units of limited partnership interest in the Operating Partnership ("Units")) in the Company, $10 million of cash and the assumption of approximately $113.4 million of indebtedness. Units issued to the various Lichtin entities in the transaction will be convertible into shares of common stock of the Company ("Shares") on a one-for-one basis, or into cash, at the Company's option; however, such exchange rights may not be exercised at any time that the Lichtin entities would be prohibited from selling their Units pursuant to the registration rights and lock-up arrangements described below. Approximately $27 million of the equity in the Company and approximately $5 million in cash will be paid to Mr. Lichtin, with the remainder paid primarily to Lichtin's private investors. In addition, Mr. Lichtin will be granted options to purchase 40,000 Shares at a per Share price equal to the closing price of the Shares on the New York Stock Exchange on the date of the Initial Closing (as defined below). The acquisition consideration was determined through arm's length negotiations between the Company and Lichtin after an evaluation of the North Carolina Properties' physical condition, lease characteristics, operating expense rates and future capital improvement needs.

The Company will close the acquisition in the stages described below. Consummation of the transaction is subject to the completion of remaining due diligence, the execution of definitive agreements, the consent of lenders, the final approval of the transaction by the shareholders of Lichtin, the partners of certain affiliated partnerships and the Board of Directors of the Company, and certain other closing conditions. Final terms of the transaction may differ from those described herein.

The Company currently expects that the initial phase of the acquisition will close in December 1996, or January 1997 (the "Initial Closing"). At the Initial Closing, the Company expects to acquire 19 completed and in-service buildings (the "Completed Properties") with a total of approximately 1.4 million square feet of leasable space for aggregate consideration of approximately $102.7 million. As of September 30, 1996, these properties were on average 96% leased. The consideration for the Completed Properties is expected to consist of approximately 760,000 Units with an aggregate value of approximately $19.2 million, based on the average trading price of the Company's common stock ($25.25 per share) for the 20 trading days immediately preceding the date on which the parties signed the Letter of Intent, $9 million of cash, and the assumption of approximately $74.5 million of indebtedness.

The Letter of Intent also provides for the Company to acquire from Lichtin six completed and in-service properties with a total of 370,734 square feet (the "Northern Telecom Properties"), which are 100% leased through June, 2005 to Northern Telecom, Inc., ("Northern Telecom"). The Northern Telecom Properties currently account for approximately $2.9 million of annual base rent, which will equal approximately 4% of the Company's total annual base rent, pro forma for the acquisitions of the North Carolina Properties and the acquisition of the Nashville Properties described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission dated November 1, 1996. Northern Telecom would become the Company's largest tenant measured by annualized base rent.

The leases for the Northern Telecom Properties have early termination options at June 30, 1998, and June 30, 2000, in each case subject to 12 months advance written notice. In the event Northern Telecom exercised either of its early termination options, Northern Telecom would be required to pay a penalty ranging from $1.35 to $1.80 per square foot of terminated space, in addition to paying to restore and repair such terminated space to a condition suitable for re-leasing. The timing of the closing of the acquisition of the Northern Telecom Properties and the formula used to determine the related acquisition consideration are dependent upon whether Northern Telecom elects to exercise the first of its early termination options. The Company will be the property and leasing manager for the Northern Telecom Properties until they are acquired.

If Northern Telecom does not exercise its first early termination option, the closing of the Northern Telecom Properties will occur on or about July 1, 1997, and the acquisition consideration for the Northern Telecom Properties will be computed by dividing estimated net operating income (as defined below) by a capitalization rate of 10.4%. "Net Operating Income" is defined under the Letter of Intent as gross annualized rental income, including reimbursables (assuming that reimbursables may include management fees calculated on total revenues, less reimbursements in certain cases for utilities), for the ensuing twelve (12) month period less a five percent (5%) vacancy factor (computed on the entire building deemed to be or actually one hundred percent (100%) leased, less any portion of that building leased for ten (10) years or longer) and less approved pro forma annual operating expenses (which shall be deemed to include a four percent (4%) management fee on total revenues, Owner's Expenses and a reserve of five cents ($.05) per square foot per annum for industrial space, eight cents ($.08) per square foot per annum for flex space and ten cents ($.10) per square foot per annum for office space, as adjusted for certain other factors described in the Letter of Intent.

Based on the Company's current estimate of the Net Operating Income for such 12 month period, the aggregate acquisition consideration for the Northern Telecom Properties is expected to be approximately $23.7 million. The consideration for the Northern Telecom Properties is expected to consist of Units totaling approximately $2.3 million (with a value per Unit based on the average closing price of the Company's common stock for the 20 trading days prior to the acquisition, subject to a minimum value per Unit of $25.25 and a maximum value per Unit of $27.00), cash of $1 million, and the assumption of indebtedness of approximately $20.4 million.

If Northern Telecom elects to exercise the first of its early termination options, the closing of any Northern Telecom Properties with leases subject to such election will be delayed until such building is re-stabilized but in no event later than June 30, 2000. The acquisition consideration for any Northern Telecom property acquired by the Company under these circumstances would be computed based on annualized in-place Net Operating Income capitalized at a rate of 10.5%. The acquisition consideration would also be paid in the form of Units, cash of $1 million, and the assumption of indebtedness; however, the Units would be valued at the average closing price of the Company's common stock for the 20 trading days prior to the acquisition.

The Letter of Intent also provides for the acquisition of four buildings
(the "Development Properties") currently under development or in lease-up. The Development Properties total approximately 325,000 square feet and will be acquired over time as each Development Property achieves stabilization (generally, 95% occupancy), but in no event later than June 30, 1998, a date which is approximately 18 months after the last expected shell completion date of the Development Properties. The acquisition consideration for each Development Property will equal the greater of (i) estimated Net Operating Income capitalized at 10.4%, or (ii) the cost of development.

Consideration for each Development Property will consist of Units (with an agreed upon value per Unit based on the average closing price of the Company's common stock for the 20 trading days prior to the acquisition of such Development Property, except that for any Development Property acquired on or before July 1, 1997, the value per Unit will be subject to a minimum value of

$25.25 and a maximum value of $27.00) and the assumption of construction indebtedness, which the Company expects to refinance through borrowings under its line of credit.

Based on the formula discussed previously, and assuming the four Development Properties achieve their budgeted net operating income by their respective budgeted stabilization dates, the Company believes the total acquisition consideration of the four Development Properties will be approximately $26 million, consisting of approximately $7.5 million of Units and the assumption of approximately $18.5 million of construction indebtedness. The Company will be the development and leasing manager for the Development Properties until they are acquired. At September 30, 1996, the Development Properties were pre-leased on average 44%.

The Letter of Intent further provides for the acquisition by the Company of approximately 97 acres of undeveloped land (the "Undeveloped Land") in staged acquisitions over approximately four years. All of the Undeveloped Land is located in five business parks developed and controlled by Lichtin. The initial closing for the Undeveloped Land (the "Undeveloped Land Initial Closing") will occur in December 1996, or January 1997, with successive closings on each of the next four anniversary dates of the Undeveloped Land Initial Closing. However, if Northern Telecom exercises its first early termination option on the Northern Telecom Properties, the Company will have the option of delaying by one year each of its remaining closing obligations. The aggregate consideration for the Undeveloped Land will be approximately $10.6 million. In addition, the Company will pay for certain infrastructure and engineering costs associated with the Undeveloped Land.

Consideration for the Undeveloped Land acquired at the Undeveloped Land Initial Closing will consist of cash, or Units with an agreed upon value per Unit of $25.25. Consideration for the Undeveloped Land acquired after the Undeveloped Land Initial Closing will consist of Units with a value per Unit based on the average closing price of the Company's common stock for the 20 trading days prior to the date of acquisition.

Based upon current zoning and use covenants, the Company believes that the Undeveloped Land could support the development of at least an additional approximately 1.4 million square feet, and is suitable for a mixture of distribution, service center and suburban office buildings.

Under the Letter of Intent, the Company will also acquire two options (the "Options") currently held by Lichtin to purchase an additional approximately 176 acres of undeveloped land (the "Option Land"). The Options will be purchased by the Company from Lichtin at the Undeveloped Land Initial Closing for $1 million, payable in Units with an agreed upon value per Unit of $25.25.

Under the terms of the first Option (the "Paramount Option"), the Company will have an option to purchase approximately 160 acres of land adjacent to one of Lichtin's existing business parks (the "Paramount Option Land") from its third-party owner. The per-acre purchase price under the Paramount Option is $35,000, adjusted annually for changes in the Consumer Price Index since 1995. Based upon current zoning and use covenants, the Company believes that the Paramount Option Land could support the development of a business park containing at least approximately 1.4 million square feet of suburban office and business service space.

Under the terms of the second Option (the "Woodlake Option"), the Company will have an option to purchase approximately 16 acres of land in Lichtin's existing Woodlake business park (the "Woodlake Option Land") from its third-party owner. The per-acre purchase price under the Option is $50,000, adjusted annually for changes in the Consumer Price Index since 1993. Additionally, the third-party owner of the Woodlake Option Land will retain a 15% participation interest in the profit component realized by the Company on the development, operation, and disposition, if applicable, of any buildings developed on the Woodlake Option Land, although the Company may negotiate a cash-out option with the third-party owner at the Company's discretion. The Woodlake Option will expire on March 29, 2000. The Company believes that the Woodlake Option Land could support the development of an additional approximately 176,000 square feet of bulk warehouse and business distribution space.

The Letter of Intent also provides for certain registration rights and lock-up arrangements by and among the Company and the various Lichtin entities. Under these provisions, the Company will be obligated to file and maintain a shelf registration statement for all Shares into which Units are convertible with respect to those Units issued to the Lichtin entities (the "Registration Rights Participants") on or before July 31, 1997. Each Unit issued to a Registration Rights Participant must be retained for certain periods of time, ranging from one year to three years, before disposition.

The registration rights arrangements also grant the Lichtin entities certain piggyback registration rights with respect to Units issued after June 30, 1998. Pursuant to such piggyback registration rights, the Lichtin entities holding such Units will be entitled, subject to certain restrictions, to include their securities in a registered public offering initiated by the Company or another holder of the Company's securities.

The Company currently estimates that fees and expenses of the North Carolina acquisitions will total approximately $1.2 million.

The following tables set forth certain information concerning the Completed Properties, the Northern Telecom Properties, and the Development Properties.

Completed Properties
---------------------------------------------------------------------------
Business Park/                          Square      9/30/96        Year
Property                                 Feet      Occupancy    Constructed
---------------------------------------------------------------------------
Perimeter Park
        900 Perimeter Park              50,231        96%           1982
        1000 Perimeter Park             56,436        96%           1982
---------------------------------------------------------------------------
        Subtotal                       106,667        96%
---------------------------------------------------------------------------
Perimeter Park West
        1100 Perimeter Park West        84,950        74%           1990
        1400 Perimeter Park West        44,916       100%           1991
        1500 Perimeter Park West        81,196        89%           1996
        1600 Perimeter Park West        94,897       100%           1994
        1800 Perimeter Park West        55,636        98%           1994
---------------------------------------------------------------------------
        Subtotal                       361,595        91%
---------------------------------------------------------------------------
Interchange Plaza
        Interchange Plaza I             37,630       100%           1993
        Interchange Plaza II            69,491       100%           1995
---------------------------------------------------------------------------
        Subtotal                       107,121       100%
---------------------------------------------------------------------------
Enterprise Center
        Enterprise Center I            106,583        100%          1993
        Enterprise Center II           104,158         60%          1995
---------------------------------------------------------------------------
        Subtotal                       210,741         80%
---------------------------------------------------------------------------
Metro Center
        Metro Center I                  75,000        100%          1989
        Metro Center II                 59,927        100%          1990
        Metro Center III               137,500         99%          1992
---------------------------------------------------------------------------
        Subtotal                       272,427         99%
---------------------------------------------------------------------------
Research Triangle Industrial Center
        RTIC I & II                     85,129        100%          1982
        RTIC III                        42,712        100%          1982
        RTIC IV                         26,500        100%          1982
---------------------------------------------------------------------------
        Subtotal                       154,341        100%
---------------------------------------------------------------------------
Woodlake Center
        Woodlake I                     108,000        100%          1994
Other
        6501 Weston Parkway             93,351         86%          1996
---------------------------------------------------------------------------
Total Completed Properties           1,414,243         96%
---------------------------------------------------------------------------

Northern Telecom Properties
-----------------------------------------------------------------------------
Business Park/                      Square      9/30/96           Year
Property                             Feet      Occupancy       Constructed
-----------------------------------------------------------------------------
Perimeter Park
        100 Perimeter Park          55,664       100%              1987
        200 Perimeter Park          55,664       100%              1987
        300 Perimeter Park          55,664       100%              1986
        400 Perimeter Park          74,088       100%              1983
        500 Perimeter Park          74,017       100%              1985
        800 Perimeter Park          55,637       100%              1984
----------------------------------------------------------------------------
Total Norther Telecom Properties   370,734       100%
----------------------------------------------------------------------------

Development Properties
----------------------------------------------------------------------------
Business Park/                     Square     9/30/96             Year
Property                            Feet       Pre-leasing     Constructed
----------------------------------------------------------------------------
Woodlake Center
        Woodlake III                97,200        58%              1997
Regency Forest
        Regency-Spring             100,000        40%              1997
Perimeter Park West
        2000 Perimeter Park West    55,636         0%              1997
Enterprise Center
        Enterprise III              70,848        64%              1997
----------------------------------------------------------------------------
Total Development Properties       323,684        44%
----------------------------------------------------------------------------

This Current Report contains forward-looking information that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Among those risks and uncertainties are the general economic climate; the supply of and demand for industrial properties in the Research Triangle, North Carolina and the Southeast; risks associated with the development and acquisition of properties, including risks that the development, acquisition or lease-up may not be completed on schedule, that tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated; and risks associated with the consummation of the transaction, including risks that the parties will fail to secure the consent of lenders, the final approval of the shareholders of Lichtin and the partners of its affiliated partnerships, or the Board of Directors of the Company, or that the transaction will otherwise fail to close or will close on terms different from those described herein. For further information on factors which could impact the Company and the statements contained herein, reference is made to the Company's other filings with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

         The financial statements required by this Item 7(a) relating to the Lichtin acquisition described in Item 2 are attached hereto as Exhibit A and incorporated herein by this reference.

(b)      Pro Forma Financial Information.

         The pro forma financial information required by this Item 7(b) relating to the Lichtin acquisition described in Item 2 are attached hereto as Exhibit B and incorporated herein by this reference.

(c)      Exhibits.

         Exhibit #     Description
         ---------     -----------

         A             Financial statements required by Item 7(a)

         B             Pro forma financial information required by Item 7(b)

         10.1 Letter of Intent between Weeks Realty, L.P. and Lichtin Properties, Inc., dated July 3, 1996.

         23.1          Consent of Arthur Andersen LLP

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              WEEKS CORPORATION
                                              Registrant


Date:  November 5, 1996                       /s/ David P. Stockert
                                              ------------------------------
                                              David P. Stockert
                                              Senior Vice President and
                                              Chief Financial Officer

                                 Exhibit Index

     Exhibit #  Description                                             Page
     ---------  -----------                                             ----

        A       Financial statements required by Item 7(a)

        B       Pro forma financial information required by Item 7(b)

        10.1 Letter of Intent between Weeks Realty, L.P. and Lichtin Properties, Inc., dated July 3, 1996.

        23.1    Consent of Arthur Andersen LLP

                              LICHTIN PROPERTIES

                         Combined Financial Statements

                          December 31, 1994 and 1995

                   Report of Independent Public Accountants


To the Partners and Shareholders of Lichtin Properties:

        We have audited the accompanying combined balance sheets of Lichtin Properties, as defined in Note 1, as of December 31, 1994 and 1995 and the related combined statements of operations, owners' deficit and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of Lichtin Properties' management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lichtin Properties as of December 31, 1994 and 1995 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



Atlanta, Georgia                                        ARTHUR ANDERSEN LLP
September 24, 1996

                              LICHTIN PROPERTIES
                            Combined Balance Sheets

                                (In thousands)


                                        December 31,        June 30,
                                   ---------------------  -----------
                                      1994       1995        1996
                                                          (Unaudited)
Assets
Real estate assets:
   Land                             $  2,449   $  3,321   $  4,422
   Buildings and improvements         58,486     70,368     86,648
                                   --------------------   --------
   Accumulated depreciation          (14,790)   (17,696)   (19,244)
     Operating real estate assets     46,145     55,993     71,826
   Developments in progress            8,920     14,484      3,524
   Land held for development           3,285      2,606      2,017
                                   --------------------   --------
     Net real estate assets           58,350     73,083     77,367

Cash and cash equivalents              2,205        783        276
Receivables:
   Trade                                 998      1,769      1,763
   Related party                         109        116        116
Deferred costs, net                    2,702      3,210      3,564
Other assets                             415        507        448
                                   --------------------   --------
                                   $  64,779  $  79,468   $ 83,534
                                   ====================   ========

Liabilities and Owners Deficit

Notes payable                       $ 71,039  $  86,151   $ 92,096
Line of credit borrowings              1,424      2,519      3,407
Notes payable and accrued interest-
   related parties                     7,242      8,241      8,819
Accounts payable:
   Trade                               3,438      3,539      1,798
   Related parties                       252        299        148
Accrued interest payable                 431        677        717
Property taxes payable                   560        654        492
Other liabilities                        212        119        478
                                   --------------------   --------
      Total liabilities               84,598    102,199    107,955
                                   --------------------   --------
Owners Deficit                       (19,819)   (22,731)   (24,421)
                                   --------------------   --------
                                   $  64,779  $  79,468   $ 83,534
                                   ====================   ========



The accompanying notes are an integral part of these combined balance sheets.

                              LICHTIN PROPERTIES
                       Combined Statements of Operations

                                (In thousands)

                                                                   Six Months
                                  Year Ended December 31,        Ended June 30,
                               ----------------------------   -----------------
                                 1993      1994      1995       1995      1996
                               ----------------------------   -----------------
                                                                  (Unaudited)
Revenue
Rental                         $ 6,731   $ 7,765   $ 10,245   $ 4,877   $ 5,609
Tenant reimbursements            2,648     2,906      3,374     1,524     1,709
Other                                4         -         24         -        53
                               ----------------------------   -----------------
                                 9,383    10,671     13,643     6,401     7,371
                               ----------------------------   -----------------

Expenses

Property operating and
  maintenance                    2,223     2,351      3,029     1,424     1,700
Real estate taxes                  618       651        817       409       494
Depreciation and amortization    2,344     2,630      3,264     1,572     1,840
Interest                         4,828     5,038      6,699     3,279     3,659
Interest - related parties         310       332        395       209       234
Amortization of deferred
  financing costs                  201       173        191        87       107
General and administrative         711       848      1,154       469       568
                               ----------------------------   -----------------
                                11,235    12,023     15,549     7,449     8,602
                               ----------------------------   -----------------

Operating Loss                  (1,852)   (1,352)    (1,906)   (1,048)   (1,231)

Gain on sale of property             -         -      1,245         -         -
Interest income                      5         5         18         9        13
                               ----------------------------   -----------------

Net Loss                     $  (1,847) $ (1,347)   $  (643)  $(1,039)  $(1,218)
                               ----------------------------   -----------------



The accompanying notes are an integral part of these combined financial statements.

                              LICHTIN PROPERTIES
                    COMBINED STATEMENTS OF OWNERS' DEFICIT

                                (In thousands)



Owners' Deficit, December 31, 1992                       $  (16,164)
Net loss                                                     (1,847)
Distributions                                                   (20)
                                                         ----------

Owners Deficit, December 31, 1993                           (18,031)
Net loss                                                     (1,347)
Distributions                                                  (441)
                                                         ----------

Owners Deficit, December 31, 1994                           (19,819)
Net loss                                                       (643)
Distributions                                                (2,269)
                                                         ----------

Owners Deficit, December 31, 1995                           (22,731)
Net loss (Unaudited)                                         (1,218)
Distributions (Unaudited)                                      (472)
                                                         ----------
Owners Deficit, June 30, 1996 (Unaudited)                $  (24,421)
                                                         ==========

The accompanying notes are an integral part of these combined financial statements.

                              LICHTIN PROPERTIES
                       COMBINED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                                     Six Months
                                                 Year Ended December 31,            Ended June 30,
                                            ---------------------------------    --------------------
                                                1993       1994        1995         1995       1996
                                            ---------------------------------    --------------------
Operating Activities                                                                  (Unaudited)
Net loss                                    $  (1,847)  $  (1,347)  $    (643)   $  (1,039) $  (1,218)
Adjustments to reconcile net loss
to net cash provided by (used in)
operating activities:
   Depreciation and amortization                2,344       2,630       3,264        1,572      1,840
   Amortization of deferred
     financing costs                              201         173         191           87        107
   Straight-line rent revenue                    (232)       (379)       (258)        (129)      (140)
   Gain on sale of property                         -           -      (1,245)           -          -
Net change in:
   Receivables                                     82        (212)        (58)         105       (317)
   Deferred lease costs                          (230)     (1,050)       (946)        (448)      (657)
   Other assets                                    (4)       (383)        (92)         (17)        59
   Accounts payable and accrued expenses          391         520         899           59        (26)
   Other liabilities                               38        (178)        (93)         312        359
                                            ---------------------------------    --------------------
     Net cash provided by (used in)
       operating activities                       743        (226)      1,019          502          7
                                            ---------------------------------    --------------------
Investing Activities
Property acquisition, development and
   construction                                (3,889)    (17,297)    (30,840)     (14,414)    (6,900)
Proceeds from sale of property                      -           -      14,824            -          -
                                            ---------------------------------    --------------------
     Net cash used in investing activities     (3,889)    (17,297)    (16,016)     (14,414)    (6,900)
                                            ---------------------------------    --------------------
Financing Activities
Line of credit proceeds (repayments), net        (476)       (185)      1,095          832        888
Proceeds from mortgage, construction and
   other notes payable                         27,101      42,280      27,331       12,908     12,661
Payments of mortgage, construction and
   other notes payable                        (22,139)    (21,844)    (12,218)      (1,397)    (6,716)
Proceeds from related party notes payable       2,338       2,202         841            -        146
Repayments of related party notes payable      (2,873)     (1,848)       (902)           -          -
Deferred financing costs                         (373)       (915)       (303)         (35)      (121)
Distributions to owners                           (20)       (441)     (2,269)        (336)      (472)
                                            ---------------------------------    --------------------
Net cash provided by financing activities       3,558      19,249      13,575       11,972      6,386
                                            ---------------------------------    --------------------
Increase (decrease) in cash and cash
   equivalents                                    412       1,726      (1,422)      (1,940)      (507)
Cash and cash equivalents, beginning of
   period                                          67         479       2,205        2,205        783
                                            ---------------------------------    --------------------
Cash and cash equivalents, end of period    $     479    $  2,205  $      783    $     265  $     276
                                            =================================    ====================

The accompanying notes are an integral part of these combined financial statements.

                              LICHTIN PROPERTIES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BUSINESS

Lichtin Properties (the "Company") represents the combined office and industrial building development, construction and management operations of Lichtin Properties, Inc. and its affiliated partnerships and corporations. The Company began operations in 1977 and is owned primarily by members of two families. The accompanying combined financial statements include the financial condition and results of operations of the following entities:

        Lichtin Properties, Inc. (a Subchapter S corporation)
        Morrisville Industrial Associates (a general partnership)
        Perimeter Park Associates (a general partnership)
        Perimeter Park West Associates Limited Partnership
        Interchange Associates Limited Partnership
        Woodlake Limited Liability Company
        Interchange II LLC
        Woodlake II LLC
        6501 Weston Parkway LLC
        Woodlake III LLC (formed in 1996)

As of December 31, 1995, the Company owned and managed 22 warehouse and office buildings comprising approximately 1.5 million square feet located in central North Carolina's Research Triangle Area. In addition, three buildings were under development or in lease-up comprising an additional 280,000 square feet.

2.  Summary of Significant Accounting Policies

Basis of Presentation and Principles of Combination

The accompanying financial statements of the Company have been presented on a combined basis because of the common ownership, control and management and because the entities are expected to be the subject of a business combination with a real estate investment trust (see Note 9). All significant intercompany balances and transactions have been eliminated in the combined financial statements.

Real Estate Assets

Real estate assets are stated as the lower of depreciated cost or net realizable value. Major improvements and replacements are capitalized and depreciated over their estimated useful lives when they extend the useful life, increase capacity or improve efficiency of the related asset. All other repairs and maintenance are expensed as incurred. Costs related to the acquisition, planning, development and construction of buildings and improvements, including overhead costs, interest, property taxes and insurance incurred during the construction period are capitalized.

Depreciation is calculated using the straight-line method over 35 years for buildings and improvements. Tenant improvements are capitalized and depreciated using the straight-line method over the term of the related lease.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include overnight investments in North Carolina municipal bonds. The Company maintains, from time to time, cash deposits in excess of federally insured amounts at one banking institution.

Revenue Recognition

All leases are classified as operating leases and the related rental income is recognized on a straight-line basis over the terms of the respective leases. Straight-line rent receivables totaled $611,000 and $868,000 as of December 31, 1994 and 1995, respectively. Tenant reimbursements for property taxes and other recoverable expenses are recognized as revenues in the period the applicable expenses are incurred. Uncollectible tenant receivables are charged to expense in the period that they are deemed uncollectible by management.

Deferred Costs

Costs incurred to procure operating leases are capitalized and amortized on a straight-line basis over the terms of the related leases. Costs incurred in conjunction with financing arrangements are capitalized and amortized over the related loan terms using a method approximating the interest method. Unamortized lease and financing costs are written off upon the early termination of the related lease or loan agreement.

Sales of Real Estate

Sales of real estate are accounted for under the full accrual method. Under that method, gain is not recognized until the collectibility of the sales price is reasonably assured and the earnings process is virtually complete. When a sale does not meet the requirements for income recognition, gain is deferred until those requirements are met.

Income Taxes

The Company is not a legal entity subject to income taxes. The combined entities consist of a subchapter S corporation, limited liability companies, and limited and general partnerships whose owners are taxed on their proportionate share of each legal entity's taxable income (loss). Therefore, no provision or liability for income taxes has been included in the accompanying combined financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In March 1995, SFAS 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of," was issued. SFAS 121 established new standards on how impairment losses on long-lived assets, including real estate assets, should be measured. The Company adopted SFAS 121 in the first quarter of 1996 resulting in no impact on its combined financial statements.

Unaudited Interim Financial Statements

The combined financial statements for the six months ended June 30, 1995 and 1996 are unaudited; however, they have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for these interim periods have been included. The results for the interim periods ended June 30, 1995 and 1996 are not necessarily indicative of the results to be obtained for the full fiscal years ending December 31, 1995 and 1996, respectively.

3.  DEFERRED COSTS

Deferred costs at December 31, 1994 and 1995 consist of the following (in thousands):

                                            1994         1995
                                           ------------------
Deferred lease costs                       $ 2,150    $ 2,630
Deferred financing costs                     1,750      1,595
                                           ------------------
                                             3,900      4,225
Less accumulated amortization               (1,198)    (1,015)
                                           ------------------
                                           $ 2,702    $ 3,210
                                           ==================
4.  INDEBTEDNESS

As of December 31, 1995, the Company had outstanding borrowings of $2,519,000 under a $3,150,000 revolving line of credit facility, which is used for construction, development and general operating purposes. The line of credit is secured by 96 acres of land and is guaranteed by the two principal owners of the Company. Minimum monthly payments are $40,000, including interest at the lender's prime rate (8.5% at December 31, 1995). The line of credit matures in March 1998.

The Company's mortgage, construction and other notes payable at December 31, 1994 and 1995 consist of the following (in thousands):

                                                             1994        1995
                                                             -----------------
Mortgage note, payable monthly, including interest at
  9.24%, due in 2004                                      $16,380       $16,220
Mortgage note, payable monthly, including interest at
  9.625%, due in 2000                                      13,420        13,267
Mortgage note, payable monthly, including interest at
  10.15%, due in 1997                                       5,249         5,217
Mortgage note, payable monthly, including interest at
  9.5%(a)                                                   4,258         4,217
Mortgage note, payable monthly, including interest at
  8.625% due in 2012                                        3,969         3,869
Mortgage note, payable monthly, including interest at
  8.625%, due in 2000(b)(c)                                 3,572         3,522
Mortgage note, payable monthly, including interest at
  9.625%, due in 1996(c)                                    3,487         3,438
Mortgage note, payable monthly, including interest at
  9.89%(a)                                                  3,135         3,107
Mortgage note, payable monthly, including interest at
  9.6%, due in 1996(e)                                      3,027         2,991
Mortgage note, payable monthly, including interest at
  9%, due in 2003(b)                                        2,970         2,947
Mortgage note, payable monthly, including interest at
  9.375%, due in 1999(b)                                    2,951         2,927
Mortgage note, payable monthly, including interest at
  9.375%, due in 1999                                       2,754         2,732
Mortgage note, payable monthly, including interest at
  7.625%, due in 2001(b)                                    2,816         2,707
Construction loans, interest payable at LIBOR plus 2.5% to
  bank prime plus 1/2% (8% to 9% at December 31, 1995),
  due from 1996 to 2000(b)(d)                               2,796        18,580
Notes payable, due monthly, interest ranging from 6% to
  bank prime rate, due from 1996 to 1998                      172           347
Equipment obligation, payable monthly, including interest
  at 9.5%, due in 1998                                         81            63
                                                           --------------------
                                                           $71,039      $86,151
                                                           ====================

(a) Notes were refinanced in 1996. Principal and interest are payable monthly at 8.0%, due in 2006.
(b)     Notes are partially or fully guaranteed by certain Company owners.
(c) Notes were refinanced and combined into one note in August 1996. Principal and interest are payable monthly at 8.25%, due in 2006.
(d) One construction loan totaling $5,547,000 at December 31,1995 and due in 1996 was refinanced in September 1996. Principal and interest under the new mortgage note are payable monthly at 9.5%, due in 2006.
(e) Note was refinanced in November 1996 with a nine-month term loan bearing interest at LIBOR plus 2.20%.

Scheduled maturities of notes payable at December 31, 1995 are as follows (in thousands):

                       1996                $20,424
                       1997                  6,582
                       1998                  1,815
                       1999                  7,049
                       2000                 27,188
                       Thereafter           23,093
                                           -------
                                           $86,151
                                           =======

Substantially all of the Company's net real estate assets at December 31, 1995, were pledged as collateral under notes payable. Interest capitalized totaled $73,000, $443,000 and $976,000 for the years ended December 31, 1993, 1994 and 1995, respectively. Interest paid totaled $4,907,000, $5,461,000 and $7,451,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

5.  RELATED PARTY TRANSACTIONS

Amounts receivable from and payable to related parties (primarily from two families which are the principal owners of the Company) at December 31, 1994 and 1995 were as follows (in thousands):

                                                 1994      1995
                                                 --------------
          Accounts receivable                  $  109    $  116
          Accounts payable                        252       299
          Notes payable and accrued interest    7,242     8,241

The related party notes payable and compounded interest accrue interest at rates ranging from 5% to 7%, and are due on demand. Generally, the notes and accrued interest are unsecured, however, certain amounts are secured by a second priority lien on certain of the Company's land held for development.

Other related party transactions for the years ended December 31, 1993, 1994 and 1995, respectively were as follows (in thousands):

                                                 1993    1994    1995
                                                 --------------------
             Development fees payable
               to principal owner               $231  $1,000   $ 687
             Interest expense                    310     332     395
             Equipment rent expense              174     175     223
             Lease commissions                     -       -     114

6.  LEASING ACTIVITY

Future minimum rents receivable in accordance with tenant lease terms under noncancelable operating leases as of December 31, 1995 (assuming no renewals) are as follows:

                 1996                 $11,517
                 1997                  11,987
                 1998                  10,950
                 1999                  10,266
                 2000                   8,911
                 Thereafter            26,750
                                       ------
                                      $80,381
                                      =======

Rents and tenants reimbursement revenue from one tenant with leases in six of the Company's buildings totaled 53%, 47% and 36% of total rental and tenant reimbursement revenue for the years ended December 31, 1993, 1994 and 1995, respectively. Accounts receivable from this tenant at December 31, 1994 and 1995 amounted to 17% and 6%, respectively, of the Company's tenant receivable balances (including straight-line rents receivable) at such dates. Future minimum rents receivable from this tenant under noncancelable operating leases as of December 31, 1995, represent 24% in 1996, 23% in 1997, 25% in 1998, 27%
in 1999, 31% in 2000, and 47% thereafter, of total future minimum rents receivable. The lease agreements with this tenant expire in 2005, however, the tenant has early termination options effective on June 30, 1998 and June 30, 2000. Both termination options require one year advance written notice from the tenant.

7.  EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) retirement savings plan covering substantially all employees meeting certain age and service requirements. Employees may contribute up to the lesser of 15% of their annual compensation or the annual statutory limit ($9,240 in 1995) to the plan. The Company's contributions are made on a discretionary basis up to a maximum of 100% of the employees' contributions. Total contributions were $6,000, $6,000 and $6,000 in 1993, 1994 and 1995, respectively.

8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Based on interest rates and other pertinent information available to the Company at December 31, 1995, the Company estimates that the carrying value of cash and cash equivalents, accounts receivable, notes payable, line of credit borrowings and other liabilities approximate their fair values when compared to instruments of similar type, terms and maturity. None of the Company's financial instruments are held for trading purposes. The carrying amount of related party accounts receivable and payable, and related party notes and accrued interest payable approximated fair value at the time of the transactions, however, such amounts have not been revalued by a party independent of management.

Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1995. Although management is not aware of any factors that would significantly affect its estimated fair value of amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date.

9.  PROPOSED MERGER

On August 12, 1996, the Company announced it had reached an agreement to contribute substantially all of its assets and operations to a real estate investment trust ("Weeks Corporation") in a staged transaction for expected aggregate consideration of approximately $164 million, upon its completion. The transaction will generally be structured in the form of a merger of ownership interests.

                               WEEKS CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996

                                                                    Lichtin
                                                     NWI           Properties
                                    Company       Acquisition     Acquisition     Principal       Pro Forma
(Unaudited, in thousands.)        Historical(a)   Historical(b)   Historical(c)   Properties(d)  Adjustments       Pro Forma
-----------------------------------------------------------------------------------------------------------------------------
Assets
Land                              $ 43,207        $ 17,342           $  4,422      $ 4,353        $ 7,999  (e)    $  77,323
Building and improvements          272,753          41,817             86,648       26,602         16,560  (e)      444,380
Accumulated depreciation           (35,029)         (7,181)           (19,244)          --         26,425  (e)      (35,029)
-----------------------------------------------------------------------------------------------------------------------------
  Operating real estate assets     280,931          51,978             71,826       30,955         50,984           486,674
-----------------------------------------------------------------------------------------------------------------------------
Development in progress             28,307          10,255              3,524           --        (13,779) (j)       28,307
Land held for future development     4,208           7,037              2,017           --         (8,054) (e)        5,208
-----------------------------------------------------------------------------------------------------------------------------
  Net real estate assets           313,446          69,270             77,367       30,955         29,151           520,189
-----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents              107           2,669                276           --         (2,312) (j)          740
Direct financing lease               5,188              --                 --           --             --             5,188
Deferred costs, net                  9,486             875              3,564           --         (4,439) (j)        9,486
Investments in and notes receivable
  from unconsolidated subsidiaries   7,639              --                 --           --             --             7,639
Receivables and other assets        11,929           1,093              2,327           --         (3,308) (e)(j)    12,041
-----------------------------------------------------------------------------------------------------------------------------
  Total Assets                    $347,795         $73,907           $ 83,534      $30,955       $ 19,092          $555,283
-----------------------------------------------------------------------------------------------------------------------------
Liabilities & Shareholders'
  Equity

Mortgage notes payable            $112,785         $50,269           $ 92,096    $      --       $(28,525) (f)     $226,625
Bank credit facility borrowings     65,685           1,500              3,407       30,955         10,200  (g)      111,747
Notes payable -- related parties
   and other                            --           2,459              8,819           --        (11,278) (j)          --
Accounts payable and accrued
  expenses                           7,250           2,313              3,155           --         (5,468) (j)       7,250
Other liabilities                    1,819             155                478           --            --             2,452
-----------------------------------------------------------------------------------------------------------------------------
  Total Liabilities                187,539          56,696            107,955       30,955        (35,071)         348,074
-----------------------------------------------------------------------------------------------------------------------------
Minority Interests in
  Operating Partnership             30,034              --                 --           --         28,943  (h)      58,977
-----------------------------------------------------------------------------------------------------------------------------
Shareholders' and Owners' Equity
  Common Stock                         112              --                 --           --             --              112
  Preferred Stock                       --              --                 --           --             --               --
  Additional paid-in capital       191,263              --                 --           --             --          191,263
  Accumulated deficit              (61,153)             --                 --           --         18,010  (i)     (43,143)
  Owners' equity                       --           17,211            (24,421)          --          7,210  (j)          --
-----------------------------------------------------------------------------------------------------------------------------
  Total Shareholders' and
     Owners' Equity                130,222          17,211            (24,421)          --         25,220          148,232
-----------------------------------------------------------------------------------------------------------------------------
  Total Liabilities and
   Shareholders' and Owners'
   Equity                         $347,795        $ 73,907           $ 83,534      $30,955       $ 19,092         $555,283
-----------------------------------------------------------------------------------------------------------------------------
See accompanying notes.

                               Weeks Corporation
                 Notes and Assumptions to Unaudited Pro Forma
                  Condensed Consolidated Balance Sheet as of
                                 June 30, 1996

1.  Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet is presented as if the Company acquired as of June 30, 1996, the business operations and real estate assets of Lichtin Properties (described in this Current Report on Form 8-K), the business operations and real estate assets of NWI (described in a separate Current Report on Form 8-K of the Company dated November 1, 1996), and the Principal Properties (described in the Company's Current Report on Form 8-K dated August 9, 1996). The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1996, nor does it purport to represent the future financial position of the Company.

The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the unaudited pro forma condensed consolidated statements of operations of the Company included herein, the consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited condensed consolidated financial statements and accompanying notes thereto of the Company included in its June 30, 1996 Quarterly Report on Form 10-Q.

The unaudited pro forma amounts of Lichtin Properties and NWI reflected in the June 30, 1996 pro forma condensed consolidated balance sheet include the operating businesses, land and the office and industrial properties to be acquired or acquired at the respective initial closing dates of each acquisition. The Northern Telecom Properties, office and industrial properties under development and land held for future development of Lichtin Properties and NWI to be acquired subsequent to the initial closing dates discussed herein and in the separate Current Report on Form 8-K of the Company dated November 1, 1996 relating to NWI have been excluded from the accompanying pro forma amounts as of June 30, 1996.

The acquisitions of Lichtin Properties, NWI and the Principal Properties have been accounted for under the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which may be subject to further modification based upon the final terms of the Lichtin Properties' transaction and the final determination of actual closing costs associated with each of the Lichtin Properties and NWI transactions. Management believes that its final allocation of the purchase price will not differ materially from the purchase price allocations included herein.

2.  Assumptions to the Unaudited Pro Forma Condensed Consolidated Balance
    Sheet

    (a) Represents the Company's historical unaudited condensed consolidated balance sheet contained in its Quarterly Report on Form 10-Q as of June 30, 1996.

    (b) Represents the historical unaudited combined balance sheet of NWI as of June 30, 1996, as set forth in Exhibit A to the Company's Current Report on Form 8-K dated November 1, 1996, relating to the NWI acquisition.

    (c) Represents the historical unaudited combined balance sheet of Lichtin Properties as of June 30, 1996, included herein in Exhibit A.

    (d) Represents the aggregate purchase price, including closing costs and acquisition expenses, of the Principal Properties of $30,955,000 funded through borrowings under the Company's revolving credit facility, as set forth in the Company's Current Report on Form 8-K dated August 9, 1996, relating to the Principal acquisition.

    (e) Represents the adjustments to reflect the estimated initial purchase price of the Lichtin Properties business operations and real estate assets of $104,900,000 and the NWI business operations and real estate assets of $71,000,000, including estimated closing costs and acquisition expenses. Approximately $112,000 of the purchase price relating to furniture and equipment is included in receivables and other assets.

    (f) Represents the adjustment to reflect the assumption of mortgage, construction and other notes payable of Lichtin of $71,644,000 (as of June 30, 1996) and of NWI of $42,196,000 (as of June 30, 1996). The
         weighted average interest rate was 8.4% on the Lichtin Properties debt and 8.5% on the NWI debt.

    (g) Represents the assumption of $3,407,000 of Lichtin Properties' line of credit borrowings and borrowings of $11,700,000 under the Company's revolving credit facility to fund the cash component of the Lichtin Properties transaction and closing costs of the NWI and Lichtin Properties transactions.

    (h) Represents the issuance of an estimated 778,000 Units with an agreed upon value for purposes of the initial closing of the Lichtin Properties transaction of $25.25 per Unit, and 1,092,000 Units with an agreed upon value for purposes of the initial closing of the NWI transaction of $25.00 per Unit. The resulting consolidated pro forma minority interest balance was adjusted to reflect the consolidated pro forma minority interest percentage of 28.46% at June 30, 1996 as follows (in thousands):

                Value of Lichtin Properties Units            $  19,649
                Value of NWI Units                              27,304
                Reclassification to shareholders' equity       (18,010)
                                                             ---------
                                                             $  28,943
                                                             =========

    (i) Represents the adjustment to state the consolidated pro forma shareholders' equity balance and minority interest balance to 71.54% and 28.46%, respectively, of the total consolidated pro forma equity interests (both shareholders' equity and minority interests) in the Company.

    (j) Represents adjustments to eliminate certain asset and liability amounts that are not acquired or assumed as part of the Lichtin Properties and NWI transactions or which are not being acquired or assumed as part of the initial closings of the acquisition transactions reflected in this pro forma balance sheet.

                               WEEKS CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                                                    Lichtin
                                                       NWI         Properties      Principal
(Unaudited, in thousands, except      Company      Acquisition     Acquisition     Properties     Pro Forma
 per share data)                   Historical(a)  Historical(b)   Historical(c)   Historical(d)  Adjustments   Pro Forma
-----------------------------------------------------------------------------------------------------------------------------
Revenue
  Rental income                       $21,943          $3,675         $ 5,609         $1,639         $(1,793)  (e)   $31,073
  Tenant reimbursements                 2,007             662           1,709            137            (993)  (e)     3,522
  Income from direct financing
   lease                                  384              --              --             --              --             384
  Other                                   174             134              53             --             182   (k)       543
-----------------------------------------------------------------------------------------------------------------------------
     Total Revenue                     24,508           4,471           7,371          1,776          (2,604)         35,522
-----------------------------------------------------------------------------------------------------------------------------
Expenses
  Property operating and
   maintenance                          2,687             426           1,700            197            (811)  (e)     4,199
  Real estate taxes                     2,153             335             494            146            (185)  (e)     2,943
  Depreciation and amortization         6,000             928           1,840             --             493   (f)     9,261
  Interest                              4,955           2,094           3,893             --            (256)  (g)    10,686
  Amortization of deferred
     financing costs                      421              54             107             --            (161)  (g)       421
  General and administrative            1,414             325             568             --              --           2,307
-----------------------------------------------------------------------------------------------------------------------------
     Total Expenses                    17,630           4,162           8,602            343            (920)         29,817
-----------------------------------------------------------------------------------------------------------------------------
Operating Income                        6,878             309          (1,231)         1,433          (1,684)          5,705
Interest income                           198             445              13             --            (458)  (h)       198
Equity in earnings of
  unconsolidated subsidiaries             543              --              --             --              --             543
-----------------------------------------------------------------------------------------------------------------------------
Income before Income Taxes              7,619             754          (1,218)         1,433          (2,142)          6,446
Income Taxes                               --             (48)             --             --              48   (i)        --
-----------------------------------------------------------------------------------------------------------------------------
Income before Minority Interests        7,619             706          (1,218)         1,433          (2,094)          6,446
Minority Interests                     (1,426)             --              --             --            (409)  (j)    (1,835)
-----------------------------------------------------------------------------------------------------------------------------
Net Income                            $ 6,193          $  706         $(1,218)        $1,433         $(2,503)       $  4,611
-----------------------------------------------------------------------------------------------------------------------------
Per Share Data
  Net Income                            $0.56              --              --             --              --        $   0.41
-----------------------------------------------------------------------------------------------------------------------------
  Weighted Average Shares
   Outstanding                         11,156              --              --             --              --          11,156
-----------------------------------------------------------------------------------------------------------------------------
  Weighted Average Shares
     and Units Outstanding             13,723           1,092             778             --              --          15,593
-----------------------------------------------------------------------------------------------------------------------------
See accompanying notes.

                               Weeks Corporation
                 Notes and Assumptions to Unaudited Pro Forma
                Condensed Consolidated Statement of Operations
                    for the Six Months ended June 30, 1996

1.  Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1996 is presented as if the Company acquired as of January 1, 1996 the business operations and real estate assets of Lichtin Properties (described in this Current Report on Form 8-K), the business operations and real estate assets of NWI (described in a seperate Current Report on Form 8-K of the Company dated November 1, 1996) and the Principal Properties (described in the Company's Current Report on Form 8-K dated August 9, 1996). In management's opinion, all adjustments necessary to present fairly the effects of these acquisitions have been made.

This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with unaudited pro forma condensed consolidated balance sheet of the Company included herein, the consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited condensed consolidated financial statements and accompanying notes thereto of the Company included in its June 30, 1996 Quarterly Report on Form 10-Q.

This unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the Company had acquired Lichtin Properties, NWI and the Principal Properties (as described above) as of the beginning of the period presented, nor do they purport to represent the results of operations for future periods.

The unaudited historical results of operations of Lichtin Properties included herein have been adjusted to reflect on a pro forma basis the operating business, land and office and industrial properties to be acquired at the initial closing of the Lichtin Properties transaction which is probable to occur in December 1996, or January 1997. Certain of Lichtin Properties' buildings leased to Northern Telecom, certain other of Lichtin Properties' office and industrial properties under development or in lease-up and land held for development and their associated results of operations to be acquired subsequent to the proposed initial closing date discussed herein have been excluded from the accompanying pro forma amounts for the period presented.

The unaudited historical results of operations of NWI included in a separate Current Report on Form 8-K of the Company dated November 1, 1996 have been adjusted to reflect on a pro forma basis the operating business, land and industrial properties acquired at the initial closing of the acquisition transaction on November 1, 1996. NWI's industrial properties under development and land held for future development and their associated results of operations to be acquired subsequent to November 1, 1996 discussed in the separate Current Report on Form 8-K dated November 1, 1996 relating to NWI have been excluded from the accompanying pro forma amounts for the period presented.

2. Assumption to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

    (a) Represents the Company's unaudited condensed consolidated historical statement of operations contained in its Quarterly Report on Form 10-Q for the six months ended June 30, 1996.

    (b) Represents the historical unaudited combined statement of operations of NWI for the six months ended June 30, 1996, as set forth in Exhibit A to the Company's Current Report on Form 8-K dated November 1, 1996 relating to the NWI acquisition.

    (c) Represents the historical unaudited combined statement of operations of Lichtin Properties for the six months ended June 30, 1996, included herein in Exhibit A.

    (d) Represents the historical unaudited rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses of the Principal Properties for the six months ended June 30, 1996, as set forth in the Company's Current Report on Form 8-K dated August 9, 1996, relating to the Principal acquisition.

    (e) Represents the net adjustment to reduce rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the results of operations of certain of Lichtin Properties buildings leased to Northern Telecom, certain properties of Lichtin Properties and NWI under development or in lease-up and expenses associated with land held for development which are to be acquired subsequent to the initial closing dates of the Lichtin Properties and NWI acquisitions, as shown below (in thousands):

                                        Lichtin
                                       Properties     NWI      Total
                                       ----------    ----     ------
            Rental income                $1,462      $331     $1,793
            Tenant reimbursements           952        41        993
            Property operating and
              maintenance expenses          752        59        811
            Real estate taxes               149        36        185

    (f) Represents the adjustment to reflect depreciation and amortization expense of the acquired properties (consisting of properties to be acquired and acquired at the initial closing dates for the Lichtin Properties and NWI acquisitions and the closing of the Principal Properties) based upon the assumed allocation of the acquisition price to land, buildings and improvements, using a 35 year life for buildings and the life of the lease for tenant improvements. Aggregate pro forma depreciation and amortization expense for the six months ended June 30, 1996 was $1,623,000, $1,122,000 and $516,000 for Lichtin Properties,
        NWI and the Principal Properties, respectively.

    (g) Represents the adjustment of interest expense and the amortization of deferred financing costs to reflect interest on notes payable and bank line of credit borrowings to be assumed or assumed at the initial closing dates in the Lichtin Properties and NWI transactions, interest costs associated with additional borrowings under the Company's revolving credit facility of $30.9 million at 7.0% for the purchase of the Principal Properties and interest costs associated with additional borrowings under the Company's revolving credit facility of $11.7 million at 7.0% to fund the cash portion of the Lichtin Properties initial closing price and cash closing and acquisition expenses of the Lichtin Properties and NWI transactions.

   (h) Represents the adjustment to eliminate interest income included in the NWI and Lichtin Properties historical amounts as the notes receivable and cash balances are not being acquired by the Company.

   (i) Represents the adjustment to eliminate income tax expense as the Company has and expects to continue to qualify as a real estate investment trust.

   (j) Represents the net adjustment of pro forma minority interest to adjust the pro forma consolidated minority interest amount to reflect the weighted average ownership percentage of the Unitholders in the Operating Partnership of 28.46% for the six months ended June 30, 1996.

   (k) Represents the reduction of general and administrative expenses resulting from the payment by Lichtin Properties to the Company of management fees and overhead cost reimbursements relating to the Company's management of certain buildings leased to Northern Telecom for periods subsequent to the initial closing date of the Lichtin Properties transaction.

                               WEEKS CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                        Lichtin
                                                            NWI        Properties      Principal
(Unaudited, in thousands,                Company        Acquisition    Acquisition     Properties      Pro Forma
except per share data)                 Historical(a)   Historical(b)  Historical(c)  Historical(d)    Adjustments   Pro Forma
-----------------------------------------------------------------------------------------------------------------------------
Revenue
  Rental income                            $31,217       $ 5,836         $10,245        $ 3,235        $(3,065) (e)  $47,468
  Tenant reimbursements                      2,464           994           3,374            281         (2,046) (e)    5,067
  Income from direct financing lease           776            --             --             --              --           776
  Other                                        480           348              24             --            365  (l)    1,217
-----------------------------------------------------------------------------------------------------------------------------
     Total Revenue                          34,937         7,178          13,643          3,516         (4,746)       54,528
-----------------------------------------------------------------------------------------------------------------------------
Expenses
  Property operating and maintenance         3,565           762           3,029            455         (1,770) (e)    6,041
  Real estate taxes                          2,997           642             817            293           (337) (e)    4,412
  Depreciation and amortization              8,177         1,572           3,264             --          1,685  (f)   14,698
  Interest                                   8,106         3,093           7,094             --           (277) (g)   18,016
  Amortization of deferred
     financing costs                           691            93             191             --           (284) (g)      691
  General and administrative                 1,848           643           1,154             --             --         3,645
-----------------------------------------------------------------------------------------------------------------------------
     Total Expenses                         25,384         6,805          15,549            748           (983)       47,503
-----------------------------------------------------------------------------------------------------------------------------
Operating Income                             9,553           373          (1,906)         2,768         (3,763)        7,025
Gain on sale of property                        --            --           1,245             --         (1,245) (h)      --
Interest income                                334         1,117              18             --         (1,135) (i)      334
Equity in earnings of
  unconsolidated subsidiaries                1,220            --              --             --             --         1,220
-----------------------------------------------------------------------------------------------------------------------------
Income before Income Taxes                  11,107         1,490            (643)         2,768         (6,143)        8,579
Income Taxes                                    --          (102)             --             --            102  (j)       --
-----------------------------------------------------------------------------------------------------------------------------
Income before Minority Interests            11,107         1,388            (643)         2,768         (6,041)        8,579
Minority Interests                          (2,681)           --              --             --           (362) (k)   (3,043)
-----------------------------------------------------------------------------------------------------------------------------
Net Income                                 $ 8,426       $ 1,388         $  (643)       $ 2,768        $(6,403)      $ 5,536
-----------------------------------------------------------------------------------------------------------------------------
Per Share Data
  Net Income                               $  1.03            --              --             --             --       $  0.68
-----------------------------------------------------------------------------------------------------------------------------
  Weighted Average Shares Outstanding        8,171            --              --             --             --         8,171
-----------------------------------------------------------------------------------------------------------------------------
  Weighted Average Shares
     and Units Outstanding                  10,760         1,092             778             --             --        12,630
-----------------------------------------------------------------------------------------------------------------------------
See accompanying notes.

                               Weeks Corporation
                 Notes and Assumptions to Unaudited Pro Forma
                Condensed Consolidated Statement of Operations
                     for the Year Ended December 31, 1995




1.  Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 is presented as if the Company acquired as of January 1, 1995 the business operations and real estate assets of Lichtin Properties (described in this Current Report on Form 8-K), the business operations and real estate assets of NWI (described in a separate Current Report on Form 8-K of the Company dated November 1, 1996) and the Principal Properties (described in the Company's Current Report on Form 8-K dated August 9, 1996). In management's opinion, all adjustments necessary to present fairly the effects of these acquisitions have been made.

This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with unaudited pro forma condensed consolidated balance sheet of the Company included herein and the consolidated financial statements and accompanying notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995.

The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the Company had acquired Lichtin Properties, NWI and the Principal Properties (as described above) as of the beginning of the period presented, nor do they purport to represent the results of operations for future periods.

The historical results of operations of Lichtin Properties included herein have been adjusted to reflect on a pro forma basis the operating business, land and office and industrial properties to be acquired at the initial closing of the Lichtin Properties transaction which is probable to occur in December 1996, or January 1997. Certain of Lichtin Properties' buildings leased to Northern Telecom, certain other of Lichtin Properties' office and industrial properties under development or in lease-up and land held for development and their associated results of operations to be acquired subsequent to the initial closing date discussed herein have been excluded from the accompanying pro forma amounts for the period presented.

The unaudited historical results of operations of NWI included in a separate Current Report on Form 8-K of the Company dated November 1, 1996 have been adjusted to reflect on a pro forma basis the operating business, land and industrial properties acquired at the initial closing of the acquisition transaction on November 1, 1996. NWI's industrial properties under development and land held for future development and their associated results of operations to be acquired subsequent to November 1, 1996 discussed in the separate Current Report on Form 8-K dated November 1, 1996 relating to NWI have been excluded from the accompanying pro forma amounts for the period presented.

2. Assumptions to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

   (a) Represents the Company's historical consolidated historical statement of operations contained in its Annual Report on Form 10-K for the year ended December 31, 1995.

   (b) Represents the historical combined statement of operations of NWI for the year ended December 31, 1995, as set forth in Exhibit A to the Company's Current Report on Form 8-K dated November 1, 1996 relating to the NWI acquisition.

   (c) Represents the historical combined statement of operations of Lichtin Properties for the year ended December 31, 1995, included herein in Exhibit A.

   (d) Represents the historical rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the Principal Properties for the year ended December 31, 1995, as set forth in the Company's Current Report on Form 8-K dated August 9, 1996, relating to the Principal acquisition.

   (e) Represents the net adjustment to reduce rental income, tenant reimbursements, real estate taxes and property operating and maintenance expenses for the results of operations of certain of Lichtin Properties buildings leased to Northern Telecom, certain properties of Lichtin Properties and NWI under development or in lease-up and expenses associated with land held for development which are to be acquired subsequent to the initial closing dates of the Lichtin Properties and NWI acquisitions as shown below (in thousands):


                                             Lichtin
                                            Properties     NWI      Total
                                            ----------    ----     ------
            Rental income                     $2,943      $122     $3,065
            Tenant reimbursements              2,035        11      2,046
            Property operating and
              maintenance expenses             1,741        29      1,770
            Real estate taxes                    304        33        337

   (f) Represents the adjustment to reflect depreciation and amortization expense of the acquired properties (consisting of properties to be acquired and acquired at the initial closing dates for the Lichtin Properties and NWI acquisitions and the closing of the Principal Properties) based upon the assumed allocation of the acquisition price to land, buildings and improvements using a 35 year life for buildings and the life of the lease for tenant improvements. Aggregate pro forma depreciation and amortization expense for the year ended December 31, 1995 was $3,245,000 $2,243,000, and $1,033,000 for Lichtin Properties,
        NWI and the Principal Properties, respectively.

   (g) Represents the adjustment of interest expense and the amortization of deferred financing costs to reflect interest on notes payable and bank line of credit borrowings to be assumed or assumed at the initial closing dates of the Lichtin Properties and NWI transactions, interest costs associated with additional borrowings under the Company's revolving credit facility of $30.9 million at 7.0% for the purchase of the Principal Properties and interest costs associated with additional borrowings under the Company's revolving credit facility of $11.7 million at 7.0% to fund the cash portion of the Lichtin Properties initial closing price and cash closing and acquisition expenses of the Lichtin Properties and NWI transactions.

   (h) Represents the adjustment to eliminate the gain on sale of property as the property was not part of the Lichtin Properties acquisition transaction.

   (i) Represents the adjustment to eliminate interest income included in the NWI and Lichtin Properties historical amounts as the notes receivable and cash balances are not being acquired by the Company.

   (j) Represents the adjustment to eliminate income tax expense as the Company has and expects to continue to qualify as a real estate investment trust.

   (k) Represents the net adjustment of pro forma minority interest to adjust the pro forma consolidated minority interest amount to reflect the weighted average ownership percentage of the Unitholders in the Operating Partnership of 35.47% for the year ended December 31, 1995.

   (l) Represents the reduction of general and administrative expenses resulting from the payment by Lichtin Properties to the Company of management fees and overhead cost reimbursements relating to the Company's management of certain buildings leased to Northern Telecom for periods subsequent to the initial closing date of the Lichtin Properties transaction.

                                 Exhibit Index
                                 -------------

         A             Financial statements required by Item 7(a)

         B             Pro forma financial information required by Item 7(b)

         10.1 Letter of Intent between Weeks Realty, L.P. and Lichtin Properties, Inc., dated July 3, 1996.

         23.1          Consent of Arthur Andersen LLP